Exhibit 99.1

Intersil and Proxim Reach Settlement on Patent Litigation;
Companies Sign Patent Cross-License and Product Supply Agreements

    MILPITAS, CA--(BUSINESS WIRE)--March 17, 2003--Intersil Corporation (Nasdaq:ISIL), a world leader in the design and manufacture of high performance analog and wireless networking solutions, announced today that it has reached a settlement with Proxim Corporation (Nasdaq:PROX) and that all pending litigation between the two companies has been settled under mutually agreeable terms. As part of the confidential agreement, Proxim will receive a one-time payment in the amount of $6 million and will purchase Intersil's wireless LAN products by way of a product supply engagement.
    "We're pleased that we have resolved any pending litigation with Proxim and we look forward to strengthening our relationship with them through a mutually beneficial agreement," said Intersil president and CEO Rich Beyer. "This product supply agreement represents a new engagement with a wireless LAN equipment provider for enterprise and consumer markets, and will enable us to build on our position as the world's leading WLAN chip set supplier. We believe that this agreement will help both companies benefit from the expected growth and expansion of the wireless LAN market well into the future."
    Intersil and Proxim have agreed to dismiss all claims against each other and their customers, including lawsuits before the International Trade Commission and Delaware and Massachusetts Federal Courts. The two companies have also entered into a patent cross-license agreement covering all of Intersil wireless LAN products and Proxim's wireless networking products. The agreement also covers Intersil's customers' products that use PRISM(R) WLAN chips.
    While this settlement was agreed to subsequent to Intersil's fiscal year end and fourth quarter earnings release, it is appropriate to account for it in the fourth quarter 2002, based on accounting rules governing this type of subsequent event. Therefore, the costs associated with the settlement will be included in Intersil's 2002 financial results as reported in the company's 10K to be filed later this month.

    About Intersil

    Intersil Corporation is a global semiconductor leader in the design and manufacture of high performance analog and wireless networking solutions. Intersil's product portfolios address four fast growing markets - flat panel displays, optical storage (CD and DVD recordable), power management and wireless networking. Intersil brings added customer value in providing complete silicon, software and reference design solutions to new products that enhance the computing experience for people wherever they live, work or travel. For more information about Intersil or to find out how to become a member of our winning team, visit the company's web site and career page at: http://www.intersil.com

    This press release contains forward-looking statements as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are based upon Intersil Corporation's ("Intersil") management's current expectations, estimates, beliefs, assumptions, and projections about Intersil's business and industry. Words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "potential," "continue," and variations of these words (or negatives of these words) or similar expressions, are intended to identify forward-looking statements. In addition, any statements that refer to expectations, projections, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various risk factors. Important risk factors that may cause such material differences for Intersil's WLAN product group include, but are not limited to: the slowdown in the technology sector generally and the semiconductor industry specifically; our ability to successfully deploy our up integration strategy; the rate at which consumers adopt small handheld Internet appliances and portable computing devices in enterprises and in homes; the rate at which consumers purchase small handheld Internet appliances, portable computing devices, and notebook computers with embedded wireless; the rate at which our present and future customers and end-users adopt Intersil's wireless access technologies; the timing, rescheduling or cancellation of significant customer orders; the ability of our customers to manage inventory; the loss of a key customer; the qualification, availability and pricing of competing products and technologies and the resulting effects on sales and pricing of our products; silicon wafer pricing and the availability and quality of our foundry capacity and raw materials; availability, pricing, and quality of third party foundry and assembly and test capacity and raw materials; fluctuations in the manufacturing yields of our third party foundries and assembly and test facilities, and other problems or delays in the fabrication, assembly, testing or delivery of our products; the risks of producing products with new suppliers and at new fabrication and assembly and test facilities; problems or delays that we may face in shifting our products to smaller geometry process technologies; the effectiveness of Intersil's expense and product cost control and reduction efforts; the risks inherent in acquisitions, including the acquisition of Elantec Semiconductor, Inc. (including integration issues; costs and unanticipated expenditures; changing relationships with customers, suppliers, and strategic partners; potential contractual, employment, and intellectual property issues; or that the anticipated benefits of the acquisition are not realized); intellectual property disputes, customer indemnification claims, and other litigation risks; Intersil's ability to develop, market, and transition to volume production new products and technologies in a timely manner; the quality of Intersil's products and any repair or replacement costs; the risks and uncertainties associated with Intersil's global operations, particularly in light of the war on terrorism; the effects of natural disasters, international conflicts and other events beyond our control; the level of orders received and the ability to fill those orders in a given fiscal quarter; and other factors. Intersil's Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Intersil filings with the U.S. Securities and Exchange Commission ("SEC") (which you may obtain for free at the SEC's web site at http://www.sec.gov) discuss some of the important risk factors that may affect our business, results of operations, and financial condition. These forward-looking statements are made only as of the date of this communication and Intersil undertakes no obligation to update or revise these forward-looking statements.

    PRISM is a registered trademark of Intersil Americas Inc.

    CONTACT: Intersil Corporation, Palm Bay, Fla.
             Investor Relations:
             Meghan Dalton, 321/729-5738
             E-mail: mdalton@intersil.com
             or
             Public Relations:
             Brent Dietz, 321/729-5973
             E-mail: bdietz@intersil.com